CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports dated May 9, 2001 on the financial statements and financial highlights of CornerCap Small-Cap Value Fund, CornerCap Balanced Fund and CornerCap Emerging Growth Fund. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference in the Post-Effective Amendment to the Registration Statement on Form N-1A of CornerCap Group of Funds. We also consent to the references of our Firm in the Registration Statement and Prospectus.



                                        /s/ Tait, Weller & Baker
                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 12,2001